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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Staples, Inc. for the registration of 190,000,000 shares of its common stock and to the incorporation by reference therein of our report dated March 5, 1996, with respect to the financial statements Staples, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended February 3, 1996, filed with the Securities and Exchange Commission and in its Annual Report to Shareholders.

                                          /s/ ERNST & YOUNG LLP

November 8, 1996
Boston, Massachusetts